Exhibit 99.1

News Release

Newell Brands Announces Acceleration of Transformation Plan,

Preliminary 2017 Results and Initial 2018 Guidance

Company to Focus on Businesses with Leading Brands in Global Consumer-Facing Categories

Exploring Portfolio Reconfiguration to Simplify Operations and Accelerate Deleveraging

HOBOKEN, January 25, 2018 – Newell Brands (NYSE:NWL) today announced that it will explore a series of strategic initiatives to accelerate its transformation plan, improve operational performance and enhance shareholder value. Key components include:

•	Focusing Newell’s portfolio on nine core consumer divisions with approximately $11 billion in net sales and $2 billion of EBITDA;

•	Exploring strategic options for industrial and commercial product assets, including Waddington, Process Solutions, Rubbermaid Commercial Products and Mapa;

•	Exploring strategic options for the smaller consumer businesses, including Rawlings, Goody, Rubbermaid Outdoor, Closet, Refuse and Garage, and U.S. Playing Cards;

•	Execution of these strategic options would result in a significant reduction in operational complexity through a 50 percent reduction in the company’s global factory and warehouse footprint, a 50 percent reduction in its customer base and the consolidation of 80% of global sales on two ERP platforms by end of 2019.

If fully actioned, Newell Brands would expect to be an approximately $11 billion focused portfolio of leading consumer-facing brands with attractive margins and growth potential in global categories. These brands would leverage the Company’s advantaged capabilities in brands, innovation, design and e-commerce. The company expects proceeds after tax to be greater than that required to achieve a leverage ratio below the lower end of its current leverage ratio target range. Newell Brands intends to begin the evaluation process immediately and expects any resulting transactions to be completed by the end of 2019.

“Today’s announcement is a step toward a significant acceleration in our transformation plan. We believe that exiting non-strategic assets, reducing complexity and focusing on our key consumer-focused brands will make us more effective at unlocking value and responding to the fast-changing retail environment,” said Michael Polk, Newell Brands Chief Executive Officer. “A stronger, simpler, faster Newell, together with leading brands, brilliant marketing, outstanding innovation and an advantaged e-commerce capability, better positions us to win in these dynamic times. As a result, we have chosen to explore these strategic options.”

Preliminary Unaudited 2017 Results and Initial 2018 Guidance

Newell Brands also announced preliminary estimated results for 2017. The company currently anticipates:

•	Core sales growth of approximately 0.8 percent (previous guidance 1.5 percent to 2.0 percent)

•	Normalized EPS in the range of $2.72 to $2.76 (previous guidance $2.80 to $2.85)

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	1

News Release

•	Approximately $1.0 billion of operating cash flow generated in the fourth quarter of 2017, resulting in full year operating cash flow of approximately $930 million (previous guidance of $700 to $800 million)

The company’s core sales results were impacted by an acceleration of the gap between sell-in and sell-through results due to a continuation of retailer inventory rebalancing in the U.S. and the bankruptcy of a leading baby retailer. Margins were impacted by the negative mix effect of lower Writing sales and a reduction of fixed cost absorption due to shorter cycle runs on self-manufactured products, designed to reduce inventories and maximize operating cash flow.

Mr. Polk commented, “Despite a very difficult commercial outcome in the second half of 2017, the vast majority of our brands are performing well in the marketplace. Our e-commerce business grew at a strong double-digit pace, our market shares have continued to increase and sell-through growth has accelerated with Q4 2017 growth rates ahead of Q3 2017 in the U.S., which strengthens our confidence in our brand, design and innovation-led strategy. Importantly, our early efforts to improve working capital metrics look to have yielded good results with operating cash flow of nearly $1 billion dollars in Q4, despite the increased margin pressure from planned downtime in our factories and input cost inflation. We are committed to achieving our transformation objectives and are taking decisive action with speed to adapt our agenda to the unprecedented volatility in our retailer landscape.”

The company’s initial guidance for 2018 assumes continued ownership of all assets for the entire calendar year. The Company expects to achieve market share growth in its core categories and geographies in 2018, with core sales growth despite continued retailer inventory reductions. Normalized earnings per share for 2018 is expected to be approximately $2.65 to $2.85, which includes the negative impact of an approximately $135 million replenishment of management and sales bonuses that were not earned in 2017, and assumes a tax rate of 20% to 21% after the benefits from U.S. tax reform. Operating cash flow is expected to be $1.15 billion to $1.45 billion, excluding the impact of any potential divestitures.

The company will provide additional details on its fourth quarter and full year 2017 financial performance as well as an update on its strategic and operational initiatives as part of its earnings announcement and conference call on Friday, February 16, 2018.

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	2

News Release

Contacts:

Investors:	Media:
Nancy O’Donnell	Michael Sinatra
SVP, Investor Relations and External	Director, External
Communications	Communications
+1 (201) 610-6807	+1 (201) 610-6717
nancy.odonnell@newellco.com	michael.sinatra@newellco.com

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission and includes a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

The company uses certain non-GAAP financial measures that are included in this press release and the additional financial information both to explain its results to stockholders and the investment community and in the internal evaluation and management of its businesses. The company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance using the same tools that management uses to evaluate the company’s past performance, reportable business segments and prospects for future performance and (b) determine certain elements of management’s incentive compensation.

The company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions (other than the Jarden acquisition), planned or completed divestitures, the deconsolidation of the company’s Venezuelan operations, retail store openings and closings, and changes in foreign currency from year-over-year comparisons. The effect of foreign currency on reported sales is determined by applying a fixed exchange rate, calculated as the 12-month average in the prior year, to the current and prior year local currency sales amounts (excluding acquisitions and divestitures), with the difference in these two amounts being the increase or decrease in core sales, and the difference between the change in as reported sales and the change in constant currency sales reported as the currency impact. The company’s management believes that “normalized” earnings per share, which excludes restructuring and other expenses and one-time and other events such as costs related to certain product recalls, the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, discontinued operations, divestiture costs, costs related to the acquisition, integration and financing of acquired businesses, amortization of intangible assets associated with acquisitions (beginning in the second quarter of 2016), advisory costs for process transformation and optimization initiatives, costs of personnel dedicated to integration activities and transformation initiatives under Project Renewal and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	3

News Release

The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In situations in which an item excluded from normalized results impacts income tax expense, the company uses a “with” and “without” approach to determine normalized income tax expense.

While the company believes that these non-GAAP financial measures are useful in evaluating the company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Reconciliation of Non-GAAP Financial Measures

Reconciliation of 2017 preliminary estimated core sales growth is as follows:

Year Ending December 31, 2017
Estimated net sales growth (GAAP)	11.1%
Less: Pre-closing Jarden sales included in pro forma base [1]	-18.1%
Subtract: Favorable foreign exchange	-0.1%
Add: Divestitures, net of acquisitions [2]	7.9%

Core Sales Growth, Adjusted Pro Forma	0.8%

Previously provided 2017 core sales growth outlook, including a reconciliation, is as follows:

	Year Ending December 31, 2017
Estimated net sales growth (GAAP)	11.3%	to	11.8%
Less: Pre-closing Jarden sales included in pro forma base [1]		-18.1%
Add: Unfavorable foreign exchange	0.3%	to	0.7%
Add: Divestitures, net of acquisitions [2]	8.0%	to	7.6%

Core Sales Growth, Adjusted Pro Forma	1.5%	to	2.0%

[1]	Adjusted pro forma reflects Jarden sales from January 1, 2016 to April 15, 2016.
[2]	Acquisitions exclude net sales until the one year anniversary of their respective dates of acquisition. Divestitures include both actual and planned divestitures. Additionally, since the completion of the Jarden acquisition and consistent with standard retail practice, the Home Fragrance business in the Live segment and the Outdoor and Recreation business in the Play Segment exclude net sales from retail store openings until one year anniversary of their opening dates and current and prior period net sales from retail store closures from the decision date to close until their closing dates.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	4

News Release

The company has presented forward-looking statements regarding normalized earnings per share for 2017 and 2018, which is a non-GAAP financial measure. This non–GAAP financial measure is derived by excluding certain amounts, expenses or income from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measure because such information is not available and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. The unavailable information could have a significant impact on the company’s full year 2017 and 2018 GAAP financial results.

Caution Concerning Forward-Looking Statements

Some of the statements in this press release, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, are forward looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. The Company cautions that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that the company will complete any or all of the potential transactions referenced in this release. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	The Company’s dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of the Company’s customers;

•	the Company’s ability to improve productivity, reduce complexity and streamline operations;

•	the Company’s ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	risks related to the Company’s substantial indebtedness, a potential increase in interest rates or changes in the Company’s credit ratings;

•	the Company’s ability to complete planned acquisitions and divestitures, to integrate Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions;

•	changes in the prices of raw materials and sourced products and the Company’s ability to obtain raw materials and sourced products in a timely manner;

•	the risks inherent to the Company’s foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	a failure of one of the Company’s key information technology systems or related controls;

•	future events that could adversely affect the value of the Company’s assets and require impairment charges;

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	5

News Release

•	the impact of United States and foreign regulations on the Company’s operations, including environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the resolution of tax contingencies resulting in additional tax liabilities;

•	product liability, product recalls or related regulatory actions;

•	the Company’s ability to protect intellectual property rights;

•	significant increases in the funding obligations related to the Company’s pension plans; and

•	other factors listed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to the Company’s Annual Report on Form 10-K.

The information contained in this press release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	6